Exhibit 99

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR SECOND QUARTER OF FISCAL 2008

Revenue grows 40 percent year over year

Fremont, CA, October 31, 2007 – Telecommunications equipment maker Network Equipment Technologies, Inc. (NYSE:NWK), today reported its results for the second quarter of fiscal 2008.

Total revenue in the second quarter was $27.3 million, up from $26.3 million in the prior quarter and $19.6 million in the second quarter of the prior fiscal year.  Product revenue was $24.0 million, up from $23.0 million in the prior quarter and $17.2 million in the second quarter of the prior fiscal year.  Increased sales of our VX and NX products were the primary driver of revenue growth in the second quarter, which is the company’s sixth consecutive quarter of revenue growth.

Net income for the quarter was $1.6 million, or $0.06 per share, compared to net income of $1.3 million, or $0.05 per share, in the prior quarter and a net loss of $2.4 million, or $0.10 per share, in the second quarter of the prior fiscal year.

Cash and investment balances at the end of the quarter were $97.0 million, compared to $96.6 million at the end of the prior quarter. Cash and investment balances increased by $12.7 million from the end of the second quarter of the prior fiscal year.

Total revenue for the six month period ended September 28, 2007 was $53.7 million compared to $37.0 million for the same period of the prior year.  Net income for the six month period ended September 28, 2007 was $2.9 million, or $0.10 per share, compared to a net loss of $6.1 million, or $0.25 per share, for the same period of the prior year.

Non-GAAP net income for the quarter was $2.5 million, or $0.09, per share, compared with non-GAAP net income of $1.8 million, or $0.06 per share, in the prior quarter and non-GAAP net loss of $2.1 million, or $0.09 per share, from second quarter of fiscal 2007.   For the second quarter of fiscal 2008, non-GAAP net income was calculated by excluding $838,000 of non-cash stock-based compensation expense and $124,000 of accretion and other charges resulting from vacating our former manufacturing facility in the fourth quarter of fiscal 2007.  For the first quarter of fiscal 2008, non-GAAP net income was calculated by excluding $454,000 of non-cash stock based compensation expense and $79,000 of accretion charges from vacating our former manufacturing facility.  For the second quarter of fiscal 2007, non-GAAP net loss was calculated by excluding $280,000 of non-cash stock based compensation expense. Refer to the table below for a reconciliation of GAAP to non-GAAP for net income and earnings per share.

President and CEO C. Nicholas Keating, Jr. remarked, “We have executed against a plan we set for the company more than two years ago, and, as a result, are now in a stronger position.  Our revenue has grown, margins and profitability have improved and our balance sheet remains healthy.  Our growth has been driven by sales of our new products, which continue to provide value to companies seeking advanced network and voice exchange solutions.  Fiscal year-to-date revenue from our VX voice exchange platform nearly doubled over the same period last year and we had our most significant revenue quarter to date for our NX5010 network exchange product.”

“We continue to focus on expanding our presence in targeted VoIP and secure voice communications markets. In keeping with our plan, we have entered into an agreement to acquire Quintum Technologies, a leading enterprise VoIP access switching and gateway solutions provider, as announced last week.  We expect that Quintum will be an excellent complement to our existing business and re-affirms our commitment to the VoIP market,” added Keating.

Conference Call Information:
The company will be hosting a conference call today to discuss these results at 5:30 p.m. ET. Please dial (888) 396-2356 or (617) 847-8709 and provide conference ID# 24822029 to access the call. The conference call will also be broadcast from http://ir.net.com.

A recording of the conference call will be provided by telephone and the internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on November 7, 2007; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 17079926. A digital recording will be available on the company's website for one year.

Visit www.net.com for more information.

About Network Equipment Technologies, Inc.
For nearly a quarter of a century, Network Equipment Technologies, Inc. (NET) has provided voice and data communications equipment for multi-service networks requiring high degrees of versatility, interoperability, security and performance. NET’s broad family of products are purpose-built for mixed-service, multi-protocol networks; bandwidth-sensitive site communications; high performance, security-sensitive transmissions; and converged communications. The company’s NX (network exchange) and VX (voice exchange) products enable interoperability and integration with existing networks for seamless migration to secure IP-based voice and data communications.

Use of Non-GAAP Financial Information

To supplement the company's condensed consolidated financial statements presented in accordance with GAAP, NET has provided certain non-GAAP net income (loss) financial measures that exclude expenses for the company’s non-cash stock compensation and charges relating to vacating our former manufacturing facility. These non-GAAP measures may include net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. NET believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and reflect NET’s ongoing business in a manner that allows meaningful period-to-period comparisons. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, relating to products, revenue growth, and our agreement to acquire Quintum Technologies. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include our ability to commercialize new products and product enhancements, new competition and technological changes, the timing of orders and satisfaction of conditions to recognize revenue, uncertainties relating to the Quintum acquisition, including the fact that the acquisition remains subject to various conditions that must be satisfied before consummation of the transaction, the challenges involved in integrating an acquired business into the operations of NET, the management of sales changes, and unanticipated or extraordinary expenses, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and most recent subsequent Quarterly Report on Form 10-Q. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

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NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Six Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
Revenue:
Product	$23,953	$17,216	$46,944	$32,046
Service	3,379	2,334	6,729	4,948
Total revenue	2
Costs of revenue:
Cost of product revenue	9,881	7,310	19,389	13,128
Cost of service revenue	2,976	2,421	5,881	4,794
Total cost of revenue	12,857		270
Gross margin	14,475	9,819	28,403	19,072
Operating expenses:
Sales and marketing	4,667	4,246	9,203	8,880
Research and development	5,918	5,302	11,968	10,703
General and administrative	2,835	3,004	5,526	6,269
Restructuring costs	51	3	52	1
Total operating expenses	471		26,749
Income (loss) from operations	1,004	(2,736)	1,654	(6,781)
Other income (expense), net	14	(69)	(7)	(70)
Interest income, net	675	403	1,367	747
Income (loss) before taxes	1,693	(2,402)	3,014	(6,104)
Income tax provision	101	4	159	6
Net income (loss)	$1,592	$(2,406)	$2,855	$(6,110)
Per share amounts:
Net income (loss):
Basic	$0.06	$(0.10)	$0.11	$(0.25)
Diluted	$0.06	$(0.10)	$0.10	$(0.25)
Common and common equivalent shares:
Basic	26,752	24,848	26,511	24,840
Diluted	27,777	24,848	27,558	24,840

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 28, 2007	March 30, 2007
Assets
Cash and investments	$96,974	$90,132
Accounts receivable, net	15,951	14,822
Inventories	14,359	10,452
Prepaid expenses and other assets	5,243	3,242
Total current assets	527	118,648

Property and equipment, net	10,425	10,581
Other assets	7,177	4,790
Total assets	$150,129	$134,019
Liabilities and Stockholders' Equity
Accounts payable	$8,639	$8,569
Other current liabilities	15,052	15,274
Total current liabilities	691	23,843

Long term liabilities	4,140	3,886
7 1/4% convertible subordinated debentures	24,706	24,706
Stockholders' equity	97,592	81,584
Total liabilities and stockholders’ equity	$150,129	$134,019

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
GAAP net income (loss)	$1,592	$(2,406)	$2,855	$(6,110)
Cost of product revenue, stock based compensation expense	41	21	69	46
Cost of service revenue, stock based compensation expense	32	9	60	18
Sales and marketing, stock based compensation expense	169	58	282	115
Research and development, stock based compensation expense	102	65	179	143
General and administrative, stock based compensation expense	494	127	702	216
General and administrative, accretion of discount on future cash flows from subleases	78	—	157	—
Restructuring costs, costs to vacate former manufacturing facility	46	—	31	—
Amortization of intangibles from acquisition	—	—	—	—
Income tax effect	(24)	—	(47)	(1)
Non-GAAP net income (loss)	$2,530	$(2,126)	$4,288	$(5,573)

Non-GAAP net income (loss) per share amounts:
Basic	$0.09	$(0.09)	$0.16	$(0.22)
Diluted	$0.09	$(0.09)	$0.16	$(0.22)

Common and common equivalent shares:
Basic	26,752	24,848	26,511	24,840
Diluted	27,777	24,848	27,558	24,840